POWERTRADER, INC.

                           RESTRICTED STOCK AGREEMENT

Date of Grant:   October 24, 1996                     Number of Shares: 350,000


          AGREEMENT,  effective as of the Date of Grant set forth above, between
POWERTRADER,   INC.,  a  Delaware  corporation  (the  "Company"),   and  Peridot
International Enterprises Ltd. ("Grantee").

          WHEREAS, Grantee is a valued and trusted key consultant of PowerTrader Software, Inc. a subsidiary of the Company ("PSI"); and

         WHEREAS, the Company intends to issue shares of its common stock to Grantee in fulfillment of its obligations under a certain Consultant Agreement effective as of October 24, 1996, in order that Grantee thereby may be induced to acquire and maintain an ownership interest in the Common Stock and to work for the success of the Company and PSI;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

         1. Restricted Stock Award. The Company hereby issues to Grantee, subject to the conditions and restrictions set forth in this Agreement, that number of shares of the Common Stock of the Company, par value $.0001 per share, identified above opposite the heading "Number of Shares" (the "Shares"). The Shares will be delivered to Grantee as of the Grant Date, provided, however, that a certificate or certificates representing the Shares will not be issued to Grantee until such later date as is identified in Section 4 hereof.

         2. Vesting/Restrictions on Transfer. Subject to the exceptions and limitations set forth elsewhere herein, the Shares and rights relating thereto may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and Grantee agrees not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Shares or rights, prior to the vesting of such Shares and simultaneous lapse of such restrictions on transfer, which vesting shall occur, with respect to the Shares, in three annual installments in accordance with the following schedule:

         (i)      One Hundred Thousand (100,000) shares on October 24, 1997;

         (ii) One Hundred and Fifty Thousand (150,000) shares on October 24, 1998; and

         (iii)    One Hundred Thousand (100,000) shares on October 24, 1999.

Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, at any time or from time to time and with respect to any or all of the Shares, accelerate the vesting of such Shares and removal of such

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restrictions  on  transfer  with  respect  thereto,   if  in  its  judgment  the
performance of Grantee has warranted such action or such action is in the best interests of the Company.

         3. Possible Forfeiture Prior to Vesting. If Grantee's consulting relationship with PSI shall cease for any reason prior to the vesting of some or all of the Shares and the simultaneous lapsing of all restrictions on transfer thereof, Grantee shall thereafter immediately forfeit any and all such unvested Shares and rights to such Shares, and the full ownership of the unvested Shares shall thereafter revert to the Company. Upon such forfeiture, Grantee shall not be entitled to receive from the Company reimbursement of any portion of the purchase price paid by Grantee for the Shares.

         4. Certificates. Certificates representing the Shares will be held by the Company or by its transfer agent, together with a stock power to be executed by Grantee in favor of the Company, until such time as the restrictions on transfer of the Shares set forth in Section 2 of this Agreement lapse or are removed, at which time a certificate or certificates for those Shares as to which such restrictions have then lapsed or been removed will be issued to Grantee.

         5. Dividends and Voting. From and after the Date of Grant with respect to any particular Shares and prior to any subsequent forfeiture of such Shares by Grantee, Grantee shall be treated as the sole beneficial owner of such Shares, having all rights of a common stockholder of the Company with respect thereto, except as may otherwise be set forth in this Agreement. In particular, Grantee shall be entitled to receive all dividends, whether in stock or in cash, declared on or with respect to any Shares and to exercise all voting rights with respect thereto, if the record date for such dividends or for the exercise of such voting rights occurs on or after the Date of Grant of such Shares and prior to any subsequent transfer or forfeiture of such Shares by Grantee. In the event of subsequent forfeiture of any of the Shares by Grantee, Grantee shall not be required to return to the Company any such dividends or distributions previously paid to Grantee with respect to such Shares.

         6. Adjustments. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or stock split, recapitalization, merger, sale, consolidation, spinoff, reorganization, combination, delivery of stock rights or warrants, exchange of shares, or other similar corporate change, an appropriate adjustment will be made by the Board of Directors of the Company to the number of Shares, consistent with equitable considerations; provided, however, that if the Company shall deliver additional shares of Common Stock for consideration, no such adjustment shall be made. No such adjustment may materially change the value of benefits available to Grantee as a result of the prior award of the Shares.

         7. Investment Intent. Grantee agrees that Grantee is acquiring the Shares for investment and not with a view to the sale or distribution thereof and that the Shares may not be sold, pledged, assigned or transferred in whole or in part except in compliance with all applicable federal and state securities laws.


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         8.  Effect on  Employment.  The grant of the Shares and rights  thereto provided for herein shall in and of itself not confer upon Grantee any right to continue its relationship with the Company or its subsidiaries or to continue to perform services for the Company or its subsidiaries or shall not in any way interfere with the right of PSI to terminate the services of Grantee as a
consultant  at  any  time.   Grantee  and  the  Company  agree  that   Grantee's
relationship with PSI will be governed by the Consultant Agreement.

         9. Withholding. To the extent that the vesting of Shares granted hereunder may obligate the Company to pay withholding taxes on behalf of Grantee, the Company will pay the minimum amount of such withholding taxes then due, and will (i) apply to such payment such amounts withheld by PSI from Grantee's fees and delivered by PSI to the Company for such purpose or (ii) apply to such payment funds then delivered by Grantee to the Company for such purpose.

          10. Applicable Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have, by a duly authorized representative, executed this Agreement as of the 27th day of December, 1996.

                                   POWERTRADER, INC.


                                   By:/s/ Michael C. Withrow
                                      Michael C. Withrow, President, Chairman
                                      and Chief Executive Officer



                                   PERIDOT INTERNATIONAL ENTERPRISES, LTD


                                   By:/s/ David C. Furlonger
                                      David C. Furlonger, President




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